Exhibit 99.1
AMENDMENT TO
INDEPENDENT CONSULTING AGREEMENT

WHEREAS, Trestle Holdings, Inc. (“Trestle”) and Michael Doherty (“Consultant”) are parties to a certain Independent Consulting Agreement effective as of June 1, 2005 (the “Consulting Agreement;” capitalized terms used herein without definition shall have the respective meanings set forth in the Consulting Agreement);

WHEREAS, the parties wish to amend the Consulting Agreement as part of Trestle’s measures to preserve liquidity while it explores strategic alternatives to maximize shareholder value, whether in the form of a strategic acquisition, or joint venture in which Trestle or its shareholders are an equal or minority party in interest, a capital raise from a strategic partner involving a change in control or a sale of the company by asset sale, merger or otherwise (each, a “Strategic Transaction”);

NOW THEREFORE, the parties agree that the Consulting Agreement shall be amended as follows (this “Amendment”):

1. Section 2 is hereby amended so that the “Initial Term” shall mean the earlier of (x) May 31, 2006 and (y) the closing of a Strategic Transaction. In the event of any conflict between the Initial Term (as amended hereby) and the penultimate sentence of Section 7 of the Consulting Agreement, the provisions in this Amendment shall be controlling.

2. Appendix A to the Consulting Agreement is hereby amended (a) so that the term “Completion Date” shall mean the end of the Initial Term (as amended hereby) and (b) to reduce Consultant’s compensation on a prospective basis effective November 1, 2005 to $10,000 per month (plus a monthly allowance of $2,500 to cover expenses related to an administrative assistant), in each case payable monthly in advance. The second sentence of paragraph 9 of Appendix A shall apply through the Initial Term (as such term has been amended hereby).

3. The provisions of Sections 10, 11, 12, 13, 14, 15, 18, 19, 20 and 21 of the Consulting Agreement are incorporated by reference with respect to this Amendment as if set forth herein.

4. Except as amended hereby, the Consulting Agreement shall remain in full force in accordance with the original terms thereof.

IN WITNESSETH WHEREOF, the parties have entered into this Amendment.

TRESTLE HOLDINGS, INC.

By: _______________________
Title

CONSULTANT

___________________________
Michael Doherty